UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 6, 2008

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed on May 6, 2008 (the “Original Form 8-K”) by Great Lakes Dredge & Dock Corporation (the “Company”) in order to correct a typographical error in an exhibit furnished with the Original Form 8-K.  This Form 8-K/A (Amendment No. 1) is being filed to amend the Original Form 8-K to update the disclosures made therein.

Item 2.02 — Results of Operations and Financial Condition

On May 6, 2008 the Company issued an earnings release announcing its financial results for the quarter ended March 31, 2008, and announcing a conference call and webcast to be held at 10:00 a.m. (C.D.T.) on Tuesday, May 6, 2008 to discuss these results.  The Company subsequently discovered that text of the earnings release contained a typographical error that indicated the 2008 first quarter net loss was $1.0 million (instead of a net loss of $1.2 million) and 2007 first quarter net income was $1.2 million (instead of a net income of $1.0 million).  These amounts, however, were correctly stated in the condensed consolidated statement of operations at the end of the earnings release.

A copy of the Company’s earnings release, in which the aforementioned typographical error has been corrected, is furnished as Exhibit 99.1 to this Form 8-K/A (Amendment No. 1) and incorporated herein by reference.

The information in this Form 8-K/A (Amendment No. 1) and Exhibit 99.1 are furnished pursuant to Item 2.02 of this Form 8-K/A (Amendment No. 1) and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01  — Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibit is furnished herewith:

99.1                        Earnings Release of Great Lakes Dredge & Dock Corporation dated May 6, 2008 announcing financial results for the quarter ended March 31, 2008 (as corrected).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: May 6, 2008	Deborah A. Wensel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Earnings Release of Great Lakes Dredge & Dock Corporation dated May 6, 2008 announcing financial results for the quarter ended March 31, 2008 (as corrected).